Exhibit 99.1



                   Kerr-McGee Schedules Interim Fourth-Quarter
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                           Conference Call and Webcast
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     Oklahoma City, Dec. 12, 2002 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. ET, Dec. 19, to discuss its interim fourth-quarter operating and financial activities and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024, within the United States or 617-801-9702, outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010, within the United States or 617-801-6888, outside the United States. The code for the replay of the call will be #71108. The webcast replay will be archived for 14 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $11 billion.


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Media Contact:    Debbie Schramm
                  405-270-2877
                  Pager: 888-734-8294
                  dschramm@kmg.com

Investor Contact: Rick Buterbaugh
                  405-270-3561